Valeritas Announces V-Go® Distribution Agreement in Czech Republic and Slovakia

BRIDGEWATER, New Jersey, August 6, 2018 --- Valeritas Holdings, Inc. (NASDAQ: VLRX), a medical technology company and maker of V-Go® Wearable Insulin Delivery device, a simple, all-in-one, wearable insulin delivery option for patients with diabetes, today announced that its distribution partner in Austria and Germany, MED TRUST, has exercised the rights to promote, market, and sell V-Go to diabetes clinics and patients in the Czech Republic and Slovakia.

“We are excited that our partner, MED TRUST, has decided to expand its original distribution agreement to also include the Czech Republic and Slovakia,” said Valeritas CEO, John Timberlake. “Having a well-respected partner like MED TRUST decide to include two more countries in its distribution agreement not only gives us confidence in our decision to partner with MED TRUST, it will provide patients with type 2 diabetes in two more countries the ability to better manage their condition with V-Go.”

Valeritas will retain responsibility for product development, regulatory approval, quality management, and manufacturing while MED TRUST will be responsible for sales, marketing, customer support, and distribution activities in the Czech Republic and Slovakia.

About Valeritas Holdings, Inc.
Valeritas is a commercial-stage medical technology company focused on improving health and simplifying life for people with diabetes by developing and commercializing innovative technologies. Valeritas’ flagship product, V-Go® Wearable Insulin Delivery device, is a simple, affordable, all-in-one basal-bolus insulin delivery option for patients with diabetes that is worn like a patch and can eliminate the need for taking multiple daily shots. V-Go administers a continuous preset basal rate of insulin over 24 hours, and it provides discreet on-demand bolus dosing at mealtimes. It is the only basal-bolus insulin delivery device on the market today specifically designed keeping in mind the needs of type 2 diabetes patients. Headquartered in Bridgewater, New Jersey, Valeritas operates its R&D functions in Marlborough, Massachusetts.

More information is available at www.valeritas.com and our Twitter feed @Valeritas_US, www.twitter.com/Valeritas_US.

About MED TRUST

MED TRUST was founded in 1997 by Silvia and Werner Trenker. The headquarters of the Austrian family-owned company is located in Marz/Burgenland, Austria. As an Austrian manufacturer of medical devices and in vitro diagnostic products for many healthcare sectors, especially diabetes, the company progresses continuously with innovative ideas, advice, and service.

Forward-Looking Statements

This press release may contain forward-looking statements. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to Valeritas technologies, business and product development plans and market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to raise the additional funding needed to continue to pursue Valeritas’ business and product development plans, the inherent uncertainties associated with developing new products or technologies, the ability to commercialize the V-Go® Wearable Insulin Delivery device with limited resources, competition in the industry in which Valeritas operates and overall market conditions. Statements or claims made by third parties regarding the efficacy or functionality of V-Go as compared to other products are statements made by such individual and should not be taken as evidence of clinical trial results supporting such statements or claims. Any forward-looking statements are made as of the date of this press release, and Valeritas assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents Valeritas files with the SEC available at www.sec.gov.

Investor Contacts:
Lynn Pieper Lewis or Greg Chodaczek
Gilmartin Group
646-924-1769
ir@valeritas.com

Media Contact:
Kevin Knight
Knight Marketing Communications, Ltd.
206-451-4823
pr@valeritas.com